                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch California Municipal Bond Fund of
Merrill Lynch California Municipal Series Trust:


We consent to the use in Post-Effective Amendment No. 11 to Registration Statement No. 2 -96581 of our report dated September 29, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Princeton, New Jersey

December 26, 1995